EXHIBIT (99)(a)

NEWS RELEASE

October 17, 2005
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc., the parent company of Peoples Bank, reported net income of $1.8 million, or $0.53 basic net income per share and $0.52 diluted net income per share, for the three months ended September 30, 2005 as compared to $1.1 million or $0.32 basic and diluted net income per share, for the same period one year ago. September 30, 2004 per share amounts have been restated to reflect the stock dividend declared and distributed during the first quarter 2005.

Tony W. Wolfe, President and Chief Executive Officer, attributed the increase in third quarter earnings to increases in net interest income and non-interest income, which were partially offset by an increase in non-interest expense.

Net interest income increased 22% to $7.4 million for the three months ended September 30, 2005 compared to $6.0 million for the same period one year ago. This increase is attributable to an increase in interest income due to increases in the prime rate resulting from Federal Reserve interest rate increases combined with increases in the average outstanding balances of loans and investment securities available for sale. Net interest income after the provision for loan losses increased 26% to $6.4 million for the three months ended September 30, 2005 compared to $5.1 million for the same period one year ago. The provision for loan losses for the three months ended September 30, 2005 was $930,000 as compared to $931,000 for the same period one year ago.

Non-interest income increased 16% to $1.8 million for the three months ended September 30, 2005, as compared to $1.5 million for the same period one year ago. The increase in non-interest income is primarily due to an increase of $94,000 in check cashing fees, $62,000 in NSF fees, $49,000 in debit card fee income, $36,000 in mortgage banking income and $41,000 in appraisal fees. These increases were partially offset by a $140,000 loss on sale of securities.

Non-interest expense increased 8% to $5.4 million for the three months ended September 30, 2005, as compared to $5.0 million for the same period last year. The increase in non-interest expense included: (1) an increase of $268,000 or 10% in salaries and benefits expense due to normal salary increases and increased incentive expense, (2) an increase of $106,000 or 12% in occupancy expense due to an increase in furniture and equipment expense and lease expense, and (3) an increase of $23,000 or 2% in non-interest expenses other than salary, benefits and occupancy expenses.

Year-to-date net income as of September 30, 2005 was $4.7 million, or $1.37 basic net income per share and $1.35 diluted net income per share as compared to $3.4 million, or $0.97 basic net income per share and $0.96 diluted net income per share, for the same period one year ago.

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE TWO

The increase in year-to-date earnings is primarily attributable to an increase in net interest income, an increase in non-interest income and a decrease in the provision for loan losses, which were partially offset by an increase in non-interest expense.

Net interest income increased 14% to $20.3 million for the nine months ended September 30, 2005 compared to $17.7 million for the same period one year ago. This increase is attributable to an increase in interest income due to increases in the prime rate resulting from Federal Reserve interest rate increases combined with an increase in the average outstanding balance of investment securities available for sale. Net interest income after the provision for loan losses increased 19% to $17.9 million for the nine months ended September 30, 2005 compared to $15.1 million for the same period one year ago. The provision for loan losses for the nine months ended September 30, 2005 was $2.3 million as compared to $2.7 million for the same period one year ago. This decrease is due to a $9.6 million reduction in classified loans as of September 30, 2005 when compared to September 30, 2004.

Non-interest income increased 15% to $5.3 million for the nine months ended September 30, 2005, as compared to $4.6 million for the same period one year ago. The increase in non-interest income is primarily due to an increase of $464,000 in fee income from the Bank’s Banco de la Gente branches, an increase of $143,000 in debit card fee income and an increase of $84,000 in mortgage banking income.

Non-interest expense increased 9% to $15.9 million for the nine months ended September 30, 2005, as compared to $14.6 million for the same period last year. The increase in year-to-date non-interest expense included an increase of $755,000 or 9% in salaries and benefits expense primarily due to normal salary increases and increased incentive expense, an increase of $285,000 or 11% in occupancy expense, primarily due to an increase in furniture and equipment expense and lease expense, and an increase of $324,000 or 9% in non-interest expenses other than salary, benefits and occupancy expenses.

Total assets as of September 30, 2005 amounted to $729.2 million, an increase of 5% compared to total assets of $695.0 million at September 30, 2004. This increase is primarily attributable to an increase in available for sale securities combined with an increase in loans. Available for sale securities increased 5% to $110.8 million as of September 30, 2005 compared to $105.3 million as of September 30, 2004, the result of additional securities purchases, which were partially offset by paydowns on mortgage-backed securities, calls and maturities. Loans increased 3% to $560.5 million as of September 30, 2005 compared to $545.8 million as of September 30, 2004.

Non-performing assets totaled $5.9 million at September 30, 2005 or 0.81% of total assets, compared to $8.1 million at September 30, 2004 or 1.17% of total assets. The allowance for loan losses at September 30, 2005 amounted to $7.3 million or 1.31% of total loans compared to $9.5 million or 1.73% of total loans at September 30, 2004.

Deposits amounted to $587.6 million as of September 30, 2005, representing an increase of 4% over deposits of $565.7 million at September 30, 2004. Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and certificates of deposits of denominations less than $100,000, increased $21.3 million to $429.1 million at September 30, 2005 as compared to $407.8 million at September 30, 2004 primarily due to an increase of $14.3 million in non-interest bearing demand deposits and a $10.0 million increase in certificates of deposit in amounts less than $100,000. Certificates of deposit in amounts greater than $100,000 or more totaled $158.5 million at September 30, 2005 as compared to $157.9 million at September 30, 2004.

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE THREE

Shareholders’ equity increased to $54.1 million, or 7.42% of total assets, at September 30, 2005 as compared to $50.7 million, or 7.29% of total assets, at September 30, 2004. The net increase in common stock and retained earnings from September 30, 2004 to September 30, 2005 amounted to $4.0 million due to net income earned for the period, which was combined with a $620,000 decrease in accumulated other comprehensive income from September 30, 2004 to September 30, 2005 due to a decrease in the market value of available for sale securities.

Peoples Bank operates entirely in North Carolina, with eleven offices throughout Catawba County, one office in Alexander County, three offices in Lincoln County and two offices in Mecklenburg County. The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol “PEBK.” Scott and Stringfellow, Inc., Ryan, Beck & Co. and Sterne Agee & Leach, Inc. are market makers for the Company’s shares.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,”“anticipate,”“estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2004.

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
September 30, 2005, December 31, 2004 and September 30, 2004

	September 30, 2005	December 31, 2004	September 30, 2004
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$21,963,019	$15,067,871	$15,020,955
Federal funds sold	4,648,000	1,723,000	1,516,000
Cash and cash equivalents	26,611,019	16,790,871	16,536,955

Investment securities available for sale	110,805,224	105,598,106	105,321,647
Other investments	6,345,749	5,396,959	4,421,973
Total securities	117,150,973	110,995,065	109,743,620

Loans	560,470,788	535,467,733	545,835,699
Mortgage loans held for sale	4,170,230	3,783,175	4,440,815
Less: Allowance for loan losses	(7,334,831)	(8,048,627)	(9,453,135)
Net loans	557,306,187	531,202,281	540,823,379

Premises and equipment, net	12,742,958	12,742,730	12,707,640
Accrued interest receivable and other assets	15,378,330	14,617,125	15,178,191
Total assets	$729,189,467	$686,348,072	$694,989,785

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$98,623,830	$78,024,194	$84,295,967
NOW, MMDA & Savings	186,139,961	193,917,507	189,215,995
Time, $100,000 or more	158,488,890	154,300,926	157,931,573
Other time	144,306,091	130,279,446	134,275,107
Total deposits	587,558,772	556,522,073	565,718,642

Demand notes payable to U.S. Treasury	1,600,000	1,184,392	974,727
FHLB borrowings	67,000,000	59,000,000	60,000,000
Junior subordinated debentures	14,433,000	14,433,000	14,433,000
Accrued interest payable and other liabilities	4,512,811	4,270,755	3,191,473
Total liabilities	675,104,583	635,410,220	644,317,842

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 3,443,862 shares in 2005
and 3,448,341 shares in 2004	41,178,332	35,040,390	35,301,274
Retained earnings	13,429,870	16,018,206	15,273,669
Accumulated other comprehensive income	(523,318)	(120,744)	97,000
Total shareholders' equity	54,084,884	50,937,852	50,671,943

Total liabilities and shareholders' equity	$729,189,467	$686,348,072	$694,989,785

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2005 and 2004

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$10,156,112	$8,055,439	$27,838,237	$24,035,635
Interest on federal funds sold	35,041	16,473	37,946	25,900
Interest on investment securities:
U.S. Government agencies	893,602	796,006	2,596,159	2,078,090
States and political subdivisions	181,479	170,673	543,974	483,527
Other	85,552	96,361	264,509	293,348
Total interest income	11,351,786	9,134,952	31,280,825	26,916,500

INTEREST EXPENSE:
NOW, MMDA & Savings deposits	647,734	540,620	1,923,016	1,316,725
Time deposits	2,363,754	1,746,693	6,254,678	5,421,336
FHLB borrowings	722,818	651,243	2,144,602	1,940,067
Junior subordinated debentures	234,536	162,371	667,526	487,114
Other	8,763	2,465	19,874	5,624
Total interest expense	3,977,605	3,103,392	11,009,696	9,170,866
NET INTEREST INCOME	7,374,181	6,031,560	20,271,129	17,745,634
PROVISION FOR LOAN LOSSES	930,000	931,000	2,343,000	2,658,000
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	6,444,181	5,100,560	17,928,129	15,087,634

OTHER INCOME:
Service charges	988,294	907,946	2,740,863	2,592,301
Other service charges and fees	308,185	140,778	823,677	467,808
Gain (loss) on sale of securities	(139,727)	-	(139,727)	-
Mortgage banking income	133,543	97,707	338,299	254,488
Insurance and brokerage commission	87,006	82,622	299,526	338,825
Miscellaneous	417,837	320,020	1,212,324	926,412
Total other income	1,795,138	1,549,073	5,274,962	4,579,834
OTHER EXPENSES:
Salaries and employee benefits	3,060,582	2,792,716	9,094,848	8,339,784
Occupancy	1,020,332	914,119	2,977,958	2,692,955
Other	1,306,732	1,283,584	3,874,376	3,550,637
Total other expenses	5,387,646	4,990,419	15,947,182	14,583,376

INCOME BEFORE INCOME TAXES	2,851,673	1,659,214	7,255,909	5,084,092
INCOME TAXES	1,010,200	551,500	2,529,600	1,711,200

NET INCOME	$1,841,473	$1,107,714	$4,726,309	$3,372,892
PER SHARE AMOUNTS
Basic net income	$0.53	$0.32	$1.37	$0.97
Diluted net income	$0.52	$0.32	$1.35	$0.96
Cash dividends	$0.10	$0.09	$0.30	$0.27
Book value	$15.70	$14.63	$15.70	$14.63

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2005 and 2004

	Three months ended			Nine months ended
	September 30,			September 30,
	2005	2004		2005	2004
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for Sale Securities	$107,882,865	$100,953,138		$106,158,827	$90,084,325
Loans	555,681,011	545,746,010		546,431,182	549,532,881
Earning Assets	674,120,575	657,185,987		660,580,657	648,645,782
Assets	714,457,486	691,711,032		699,709,385	682,014,502
Deposits	576,723,351	569,067,694		565,242,875	558,753,051
Shareholders' Equity	54,345,593	50,096,139		54,722,615	51,076,320

SELECTED KEY DATA:
Net Interest Margin (tax equivalent)	4.42%	3.72%		4.18%	3.72%
Return on Average Assets	1.02%	0.64%		0.90%	0.66%
Return on Average Shareholders' Equity	13.44%	8.80%		11.55%	8.82%
Shareholders' Equity to Total Assets (Period End)	7.42%	7.29%		7.42%	7.29%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$8,021,456	$9,153,088		$8,048,627	$9,722,267
Provision for loan losses	930,000	931,000		2,343,000	2,658,000
Charge-offs	(1,729,069)	(682,560)		(3,410,070)	(3,101,263)
Recoveries	112,444	51,607		353,274	174,131
Balance, end of period	$7,334,831	$9,453,135		$7,334,831	$9,453,135

ASSET QUALITY:
Non-accrual Loans				$5,104,281	$6,754,907
90 Days Past Due and still accruing				135,588	113,181
Other Real Estate Owned				670,584	1,239,346
Repossessed Assets				-	-
Total Non-performing Assets				$5,910,453	$8,107,434
Non-performing Assets to Total Assets				0.81%	1.17%
Allowance for Loan Losses to Non-performing Assets				124.10%	116.60%
Allowance for Loan Losses to Total Loans				1.31%	1.73%

LOAN RISK GRADE ANALYSIS:		Percentage of Loans		General Reserve
		By Risk Grade*		Percentage
		9/30/2005	9/30/2004	9/30/2005	9/30/2004
Risk 1 (Excellent Quality)		14.26%	12.64%	0.15%	0.15%
Risk 2 (High Quality)		18.84%	22.04%	0.50%	0.50%
Risk 3 (Good Quality)		56.89%	55.13%	1.00%	1.00%
Risk 4 (Management Attention)		7.03%	5.35%	2.50%	2.50%
Risk 5 (Watch)		0.58%	0.74%	7.00%	7.00%
Risk 6 (Substandard)		0.88%	2.05%	12.00%	12.00%
Risk 7 (Low Substandard)		0.60%	0.76%	25.00%	25.00%
Risk 8 (Doubtful)		0.00%	0.04%	50.00%	50.00%
Risk 9 (Loss)		0.00%	0.00%	100.00%	100.00%

*Excludes non-accrual loans

At September 30, 2005 there was one relationship exceeding $1.0 million (which totaled $1.1 million) in the Watch risk grade, two relationships exceeding $1.0 million each (which totaled $2.5 million) in the Substandard risk grade and one relationship exceeding $1.0 million (which totaled $3.2 million) in the Low Substandard risk grade. Balances of individual relationships exceeding $1.0 million in these risk grades ranged from $1.1 million to $3.2 million. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

(END)